Exhibit (i)(7)


BELL, BOYD & LLOYD LLC                       THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                             CHICAGO, ILLINOIS 60602-4207
                                             312 372-1121  FAX  312 372-2098

                                             OFFICES IN CHICAGO
                                             AND WASHINGTON, D.C.



                                October 29, 2001



         As counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316, on each of the dates, listed below:

         Series                Date of Opinion           Date of Filing
         ------                ---------------           --------------

Artisan Small Cap Fund         March 7, 1995             November 27, 1995
Artisan International Fund     October 13, 1995          November 27, 1995


         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                              /s/ Bell Boyd & Lloyd LLC